UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2006

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2525 East El Segundo Boulevard,	90245
El Segundo, California
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 24, 2006, Big 5 Corp., a wholly-owned subsidiary of Big 5 Sporting Goods Corporation (the “Company”), and Big 5 Services Corp., a wholly-owned subsidiary of Big 5 Corp. (together with Big 5 Corp., the “Borrowers”), entered into the First Amendment to Second Amended and Restated Financing Agreement (the “Amendment”) with The CIT Group/Business Credit, Inc., as Lender and as agent for the various Lenders named therein. The Amendment amends the terms of the Second Amended and Restated Financing Agreement, dated as of December 15, 2004 (the “Financing Agreement”), to (among other things):
1) increase the maximum amount available for borrowing under the Financing Agreement from $160,000,000 to $175,000,000;
2) increase to $15,000,000 per fiscal year and $5,000,000 per fiscal quarter the amount of dividends (in addition to dividends of amounts necessary to pay income and franchise taxes and to reimburse the Company for out-of-pocket expenses incurred for the joint benefit of the Company and its subsidiaries) that Big 5 Corp. may make to the Company without reference to the use the Company makes of such dividends or to the liquidity of the Borrowers (assuming the absence of any defaults and pro forma compliance with financial covenants);
3) reduce to $30,000,000 the amount of post dividend liquidity (amounts available for drawing under the revolving line of credit plus unrestricted cash) necessary to make additional dividends to the Company from Big 5. Corp. for the purpose of making dividends on or repurchasing the Company’s outstanding shares (assuming the absence of any defaults and pro forma compliance with financial covenants);
4) reduce the interest rates on the revolving credit facility such that it bears interest at various rates based on the Borrowers’ performance and the average balance of revolving loans and undrawn letters of credit, with a floor of LIBOR plus 1.00% or the JP Morgan Chase Bank prime lending rate and a ceiling of LIBOR plus 1.75% or the JP Morgan Chase Bank prime lending rate plus 0.25%;
5) reduce the interest rate on the term loan facility to LIBOR plus 3.00% or the JP Morgan Chase Bank prime lending rate plus 1.00%, regardless of the balance of the term loan facility;
6) postpone certain scheduled payment dates under the term loan facility; and
(7) extend the initial termination date for the revolving credit facility to March 20, 2011 (subject to annual extensions thereafter unless either the lenders or the Company’s subsidiaries give notice of termination).
     The above description of the Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	First Amendment to Second Amended and Restated Financing Agreement, dated May 24, 2006, by and among The CIT Group/Business Credit, Inc., as Agent and as Lender, the Lenders named therein, and Big 5 Corp. and Big 5 Services Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

(Registrant)

Date: May 31, 2006

/s/ Steven G. Miller Steven G. Miller
President and Chief Executive Officer